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                           QUALITY FOOD CENTERS, INC.
                                   EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE




Calculations of earnings per share reported in this report on Form 10-K for the periods presented are based on the following:

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


                                 Fiscal Year           Fiscal Year           Fiscal Year
                                    Ended                 Ended                 Ended
                              December 31, 1994     December 25, 1993     December 26, 1992
                              -----------------     -----------------     -----------------

PRIMARY
  Weighted average
    shares outstanding           19,434,211            19,299,718            19,233,684


  Dilutive effect
    of stock options                221,789               292,282               389,316
                                 ----------            ----------             ----------


  Weighted average
    common and equivalent
    shares outstanding           19,656,000            19,592,000            19,623,000
                                 ----------            ----------            ----------
                                 ----------            ----------            ----------


FULLY DILUTED
  Weighted average
    shares outstanding           19,434,211            19,299,718            19,233,684


  Dilutive effect
    of stock options                239,789               292,282               389,316
                                 ----------            ----------            ----------


  Weighted average
    common and equivalent
    shares outstanding           19,674,000            19,592,000            19,623,000
                                 ----------            ----------            ----------
                                 ----------            ----------            ----------

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